Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-214291 and 333-201016) of GeoPark Limited of our report dated March 7, 2018 relating to the financial statements, which appears in this Form 20-F. We also consent to the reference to us under the heading “Presentation of Financial and Other Information” in this Form 20-F.

/s/ PRICE WATERHOUSE & CO S.R.L

/s/ Ezequiel Luis Mirazón
By: Ezequiel Luis Mirazón (Partner)

Autonomous City of Buenos Aires, Argentina
April 11, 2018